UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 9, 2017

Hawkins, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate Roseville, MN		55113
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At our annual meeting of shareholders held August 9, 2017, the following proposals, each as described in further detail in the definitive proxy statement filed by our company on June 30, 2017 (File No. 0-7647), were voted upon by our shareholders as set forth below:
Proposal One - Election of Directors
Our shareholders elected each of the nine nominees to serve as director for a term of one year, which term shall expire at the next annual meeting of shareholders, based on the following votes:

Director Nominee	For	Against	Broker Non-Vote
John S. McKeon	7,732,481.551	301,801.894	—
Patrick H. Hawkins	7,702,233.551	332,049.894	—
James A. Faulconbridge	7,660,666.551	373,616.894	—
Duane M. Jergenson	7,709,078.551	325,204.894	—
Mary J. Schumacher	7,701,811.551	332,471.894	—
Daryl I. Skaar	7,599,974.551	434,308.894	—
Daniel J. Stauber	7,549,515.551	484,767.894	—
James T. Thompson	7,746,999.551	287,283.894	—
Jeffrey L. Wright	7,531,652.551	502,630.894	—
Proposal Two - Non-Binding Advisory Vote on Executive Compensation
The shareholders approved, on an advisory basis, the compensation of the Company's executive officers as disclosed in the proxy statement distributed in connection with the annual meeting, based on the votes listed below:

For	Against	Abstain
7,733,402.758	264,924.691	35,955.996
Proposal Three - Non-Binding Advisory Vote to Recommend the Frequency of Votes to Approve Executive Compensation
Based on the voting results, the Board of Directors has determined to include a shareholder vote on executive compensation in its proxy materials on an annual basis.

1 Year	2 Years	3 Years	Abstain
6,371,930.236	34,116.000	1,612,974.871	15,262.338

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: August 15, 2017	By:	/s/Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel and Secretary